                                                                    EXHIBIT 25.1
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)  X
                                                            ---

                       ---------------------------------


                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)


  A National Banking Association                 36-0899825
                                                 (I.R.S. employer
                                                 identification number)


One First National Plaza, Chicago, Illinois      60670-0126
(Address of principal executive offices)         (Zip Code)


                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)


                      -----------------------------------


                            STANDARD PACIFIC CORP.
         (Exact name of obligor as specified in its trust agreements)




            Delaware                                   33-0475989
 (State or other jurisdiction of                    (I.R.S. employer
  incorporation or organization)                    identification number)

1565 W. MacArthur Boulevard
Costa Mesa, California                              92626
(Address of principal executive offices)            (Zip Code)


                                Debt Securities
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.


Item 2.   Affiliations With the Obligor.  If the obligor
          ------------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          -----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 19th day of February, 1999.



            The First National Bank of Chicago,
            Trustee


            By  /s/ SANDRA L. CARUBA
               -------------------------------------------
               Sandra L. Caruba
               Vice President





* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                         February 19, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture of Standard Pacific Corp. to The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                               Very truly yours,

                               The First National Bank of Chicago



                               By: ______________________________________
                                   Sandra L. Caruba
                                   Vice President

                                   EXHIBIT 7


Legal Title of Bank:       The First National Bank of Chicago   Call Date: 09/30/98  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460                                        Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1998


All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                      Dollar Amounts in thousands       C400
                                                                                      RCFD       BIL MIL THOU         --------
                                                                                      ----       ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule                RCFD
     RC-A):                                                                           ----
     a. Noninterest-bearing balances and currency and coin(1)......................   0081        4,898,646              1.a
     b. Interest-bearing balances(2)...............................................   0071        4,612,143              1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)..................   1754                0              2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)...............   1773        9,817,318              2.b
3.   Federal funds sold and securities purchased under agreements to
     resell........................................................................   1350        6,071,229              3.
4.   Loans and lease financing receivables:                                           RCFD
     a. Loans and leases, net of unearned income (from Schedule                       ----
     RC-C).........................................................................   2122       26,327,215              4.a
     b. LESS: Allowance for loan and lease losses..................................   3123          412,850              4.b
     c. LESS: Allocated transfer risk reserve......................................   3128                0              4.c
     d. Loans and leases, net of unearned income, allowance, and                      RCFD
     reserve (item 4.a minus 4.b and 4.c)..........................................   2125       25,914,365              4.d
5.   Trading assets (from Schedule RD-D)...........................................   3545        6,924,064              5.
6.   Premises and fixed assets (including capitalized leases)......................   2145          731,747              6.
7.   Other real estate owned (from Schedule RC-M)..................................   2150            6,424              7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)................................................   2130          153,385              8.
9.   Customers' liability to this bank on acceptances outstanding..................   2155          352,324              9.
10.  Intangible assets (from Schedule RC-M)........................................   2143          295,823             10.
11.  Other assets (from Schedule RC-F).............................................   2160        2,193,803             11.
12.  Total assets (sum of items 1 through 11)......................................   2170       61,971,271             12.

------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.



Legal Title of Bank:       The First National Bank of Chicago   Call Date:  09/30/98 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460                                        Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

Schedule RC-Continued

                                                                                               Dollar Amounts in
                                                                                                   Thousands
                                                                                                   ---------
LIABILITIES
13.  Deposits:                                                                        RCON
     a. In domestic offices (sum of totals of columns A and C                         ----
        from Schedule RC-E, part 1)................................................   2200       20,965,124             13.a
        (1) Noninterest-bearing(1).................................................   6631        9,191,662             13.a1
        (2) Interest-bearing.......................................................   6636       11,773,462             13.a2
                                                                                      RCFN
     b. In foreign offices, Edge and Agreement subsidiaries, and                      ----
        IBFs (from Schedule RC-E, part II).........................................   2200       15,912,956             13.b
        (1) Noninterest bearing....................................................   6631          475,182             13.b1
        (2) Interest-bearing.......................................................   6636       15,437,774             13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:................................................................   RCFD 2800   4,245,925             14
15.  a. Demand notes issued to the U.S. Treasury...................................   RCON 2840     359,381             15.a
     b. Trading Liabilities(from Sechedule RC-D)...................................   RCFD 3548   5,614,049             15.b
                                                                                      RCFD
16.  Other borrowed money:                                                            ----
     a. With original maturity of one year or less.................................   2332        4,603,402             16.a
     b. With original  maturity of more than one year..............................   A547          328,001             16.b
     c.  With original maturity of more than three years ..........................   A548          324,984             16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.......................   2920          352,324             18.
19.  Subordinated notes and debentures.............................................   3200        2,400,000             19.
20.  Other liabilities (from Schedule RC-G)........................................   2930        1,833,935             20.
21.  Total liabilities (sum of items 13 through 20)................................   2948       56,940,081             21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.................................   3838                0             23.
24.  Common stock..................................................................   3230          200,858             24.
25.  Surplus (exclude all surplus related to preferred stock)......................   3839        3,192,857             25.
26.  a. Undivided profits and capital reserves.....................................   3632        1,614,511             26.a
     b. Net unrealized holding gains (losses) on available-for-sale
     securities....................................................................   8434           27,815             26.b
27.  Cumulative foreign currency translation adjustments...........................   3284           (4,851)            27.
28.  Total equity capital (sum of items 23 through 27).............................   3210        5,031,190             28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).........................................   3300       61,971,271             29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the bank
   by independent external auditors as of any date during 1996.........RCFD 6724 ..    N/A              Number
                                                                                                        M.1.
1 = Independent audit of the bank conducted in accordance                4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified                external auditors (may be required by state
    public accounting firm which submits a report on the bank                chartering authority)
2 = Independent audit of the bank's parent holding company               5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing                 auditors
    standards by a certified public accounting firm which                6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                     external auditors
    (but not on the bank separately)                                     7 = Other audit procedures (excluding tax preparation work)

3 = Directors' examination of the bank conducted in                      8 =    No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.